UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 21, 2018

Papa John's International, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-21660	61-1203323
(Commission File Number)	(IRS Employer Identification No.)

2002 Papa John's Boulevard
Louisville, Kentucky 40299-2367
(Address of principal executive offices) (Zip Code)

(502) 261-7272
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⃞

Item 8.01.  Other Events.

On May 14, 2018, Papa John’s International, Inc. (the "Company") completed its previously announced accelerated share repurchase program (the "ASR") with Bank of America, N.A.  The Company repurchased a total of 1,659,942 shares of its common stock under the ASR (or approximately 5% of its outstanding common stock on March 1, 2018, the date the agreement governing the ASR was entered into) for an aggregate purchase price of $100 million.  Following the completion of the ASR, the Company had approximately $286.0 million remaining availability under its share repurchase program.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAPA JOHN'S INTERNATIONAL, INC.
(Registrant)

Date:	May 21, 2018	/s/ Joseph H. Smith, IV
Joseph H. Smith, IV
Senior Vice President, Chief Financial Officer

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